As filed with the Securities and Exchange Commission on January 21, 1998.

                                             Registration No. 333-_______



                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                             ----------

                              FORM S-8
        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------

                       WAL-MART STORES, INC.
         (Exact Name Of Registrant As Specified In Its Charter)

    	Delaware	                                   71-0415188
	(State Or Other Jurisdiction Of	    (I.R.S. Employer Identification No.)
	Incorporation Or Organization)

                     702 Southwest Eighth Street
                     Bentonville, Arkansas  72716
        (Address Of Principal Executive Offices Including Zip Code)



         WAL-MART PUERTO RICO, INC., 401(k) RETIREMENT SAVINGS PLAN
                       (Full Title Of The Plan)

                               ----------

Robert K. Rhoads                        Copy to:
702 Southwest Eighth Street		P. Mitchell Woolery
Bentonville, Arkansas  72716		Polsinelli, White, Vardeman & Shalton
(Name, Address and Telephone Number,	700 W. 47th Street, Suite 1000
Including Area Code, of Agent For       Kansas City, Missouri 64112-1802
Service)
501/273-4000				816/753-1000

                    CALCULATION OF REGISTRATION

                                  Proposed      Proposed
  Title of                        Maximum       Maximum         Amount of
Securities To   Amount To Be   Offering Price   Aggregate      Registration
Be Registered   Registered<F1>   Per Share     Offering Price      Fee
Common Stock,    1,000,000      $40.21875<F2>  $40,218,750<F2>  $12,000.00
$.10 Par Value      Shares

<F1>  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Wal-Mart Puerto Rico, Inc., 401(k) Retirement Savings Plan (the "Plan").

<F2>  Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c), on the basis of the average of the high and low sales price for the Common Stock as reported on the NYSE Composite Tape on January 16, 1998.


                                PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION *

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
        INFORMATION *

     * Information required by Part I of Form S-8 to be contained in the
Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.
                               * * *

                              PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents heretofore filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1997;

     (2) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended April 30, 1997, July 31, 1997, and October 31; 1997; and

     (3) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 26, 1971, and including any amendment or report heretofore or hereafter filed for the purpose of updating the description of the Registrant's Common Stock contained therein.

     In addition, all documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing. Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's By-Laws provide that each person who was or is made a party to, or is involved in, any action, suit, or proceeding by reason of the fact that he or she was a director or officer of the Registrant (or was serving at the request of the Registrant as a director, officer, employee, or agent for another entity) will be indemnified and held harmless by the Registrant, to the
full extent authorized by the Delaware General Corporation Law.   Under Section
145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee, or agent of the corporation against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the cor-poration may indemnify a director, officer, employee, or agent of the corpora-tion against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     The Registrant's Certificate of Incorporation provides that to the fullest extent permitted by Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Delaware General Corporation Law permits Delaware corporations to include in their certificates of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty. The only limitations imposed under the statute are that the provision may not eliminate or limit a director's liability (i) for breaches of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law, (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions, or
(iv) for transactions in which the director received an improper personal benefit.

     The Registrant is insured against liabilities which it may incur by reason of its indemnification of officers and directors in accordance with its By-Laws. In addition, directors and officers are insured, at the Registrant's expense, against certain liabilities which might arise out of their employment
and are not subject to indemnification under the By-Laws.   The foregoing
summaries are necessarily subject to the complete text of the statute, Certificate of Incorporation, By-Laws, and agreements referred to above and are qualified in their entirety by reference thereto.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

     Exhibit Number	    Description

 	23.1*	            Consent of Ernst & Young, L.L.P.

 	24.1*	            Power of Attorney (included on Page 7 of this
			    Registration Statement)
     ________________
 	 *	            Filed herewith.

     The opinion of counsel contemplated by Item 601(b)(5)(i) of Regulation S-K is not being filed because the shares of Common Stock being registered are not original issue shares. In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5)(ii) of Regulation S-K, the Registrant hereby undertakes to submit the Plan, and any amendment thereto, to the Puerto Rico Treasury Department (the "Department") in a timely manner, and that it will make all changes required by the Department in order to qualify the Plan under Section 1165(e) of the Puerto Rico Internal Revenue Code.

ITEM 9. UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

	 (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

		(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

		(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Regis-tration Statement;

		(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in Paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

	 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

	THE REGISTRANT. Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bentonville, State of Arkansas on the 19th day of January, 1998.

                                            WAL-MART STORES, INC.


                                            By:  /s/ David D. Glass
                                                 David D. Glass, President


	KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints S. Robson Walton, David D. Glass, and John B. Menzer, each of them, his true and lawful attorneys-in-fact, and agents with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	           TITLE	                  DATE

/s/ S. Robson Walton	   Chairman of the Board	  January 19, 1998
S. Robson Walton	   and Director

/s/ David D. Glass	   President, Chief Executive	  January 19, 1998
David D. Glass		   Officer, and Director
		          (Principal Executive Officer)

/s/ Donald G. Soderquist   Vice Chairman, Chief	          January 19, 1998
Donald G. Soderquist       Operating Officer, and
		           Director

/s/ Paul R. Carter	   Executive Vice President,	  January 19, 1998
Paul R. Carter		   President, Wal-Mart Realty,
		           and Director

/s/ John B. Menzer	   Executive Vice President	  January 19, 1998
John B. Menzer		   and Chief Financial Officer
		          (Principal Financial Officer)

/s/ James A. Walker, Jr.   Senior Vice President and	  January 19, 1998
James A. Walker, Jr.	   Controller
		          (Principal Accounting Officer)

/s/ Jeronimo Arango	   Director	                  January 19, 1998
Jeronimo Arango

/s/ John A. Cooper, Jr.	   Director	                  January 19, 1998
John A. Cooper, Jr.

/s/ Stephen Friedman	   Director	                  January 19, 1998
Stephen Friedman

/s/ Stanley C. Gault	   Director	                  January 19, 1998
Stanley C. Gault

/s/ Frederick S. Humphries Director	                  January 19, 1998
Frederick S. Humphries

/s/ E. Stanley Kroenke	   Director	                  January 19, 1998
E. Stanley Kroenke

/s/ Elizabeth A. Sanders   Director	                  January 19, 1998
Elizabeth A. Sanders

/s/ Jack C. Shewmaker	   Director	                  January 19, 1998
Jack C. Shewmaker

/s/ Paula Stern		   Director	                  January 19, 1998
Paula Stern

/s/ John T. Walton	   Director	                  January 19, 1998
John T. Walton

	THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bentonville, State of Arkansas on the 19th day of January, 1998.

                                   WAL-MART PUERTO RICO, INC.
                                   401(k) PLAN


                                   By:  /s/ Debbie Davis-Campbell
                                        Debbie Davis-Campbell
	                                Administrative Committee